Exhibit 21 - Subsidiaries of Registrant

       North County Bank and Trust - 100% owned
       (incorporated as a Michigan banking corporation)

       First Manistique Agency - 100% owned
       (incorporated as a Michigan corporation)

       First Rural Relending Company - 100% owned
       (incorporated as a Michigan corporation)

       North Country Financial Group - 100% owned
       (incorporated as a Michigan corporation)

       North Country Capital Trust - 100% owned
       (organized as a Delaware business trust)

       NCB Real Estate Company - 100% owned
       (incorporated as a Michigan corporation)


       All subsidiaries are directly owned by North
Country Financial Corporation, except NCB Real Estate
Company, which is owned directly by North Country Bank and Trust.